UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

California	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25 N River Lane Suite 2050, Geneva, IL 60134

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

On August 21, 2019, 2050 Motors, Inc.’s Board of Directors called for an annual shareholders meeting on Wednesday October 23, 2019 as per California’s Corporations Code §600. The meeting will be held at the Chicago Mercantile Exchange (CME), 20 S Wacker Dr., Chicago, Illinois Room TBD from 2:00pm – 4:00pm CST or until business is concluded. Topics will include ratification of a Company name change, nomination and appointment of individual(s) to the Board of Directors, a shareholder presentation discussing Company developments since new management was appointed on March 5, 2019, financing plans for the Company’s social network currently under development at www.kanab.club, streaming business unit (PC-on-a-stick / dongle) and stock/investor chat room and messaging site and other matters requiring corporate action. Due to security requirements at the CME, attendees must RSVP with their full legal name or the legal name of their ownership entity with stock ownership information to investors@2050motors.com, by facsimile to (877) 818-6849, or by first class mail to 2050 Motors, Inc., 25 N River Lane Suite 2050, Geneva, IL 60134.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: August 21, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer